UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 5, 2006

XACT AID, INC.
(Exact Name Of Registrant Specified In Charter)

NEVADA	333-120807	11-3718650
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

585 Castle Peak Road, Kwai Chung, N.T. Hong Kong
(Address Of Principal Executive Offices) (Zip Code)

852 2514 4880
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.	Financial Statements and Exhibits.

On September 5,2006, the Xact Aid, Inc. (“Registrant”) filed a Current Report on Form 8-K that, among other things described the acquisition by the Registrant of 49% of the outstanding capital stock of Technorient Limited, a Hong Kong corporation (“Technorient”), on a fully diluted basis. Registrant is filing this Amendment No. 1 to this Current Report on Form 8-K solely to file the financial statements of Technorient and the pro forma information related to the acquisition of the 49% interest in Technorient. This Amendment does not reflect events occurring after the filing of the September 5, 2006 Form 8-K, nor does it modify or update those disclosures in any way.

(a)	Financial statements of Technorient.

The following financial statements of Technorient are attached hereto:

Report of Independent Public Accountants

Balance Sheets, as of December 31, 2005 and 2004 (audited) and September 30, 2006 (unaudited)

Statements of Operations for the years ended December 31, 2005, 2004, and 2003 (audited), the nine months ended September 30, 2006 and 2005 (unaudited)

Statements of changes in shareholders' equity for the period ended December 31, 2005, 2004, and 2003

Statements of Cash Flows for each of the years ended December 31, 2005, 2004, and 2003 (audited) and the nine months ended September 30, 2006 and 2005 (unaudited)

Notes to audited Financial Statements

(b)	Pro forma financial information.

The pro forma financial information required by Article 11 of Regulation S-X is attached hereto.

TECHNORIENT LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

(A HONG KONG LIMITED LIABILITY COMPANY)

AS OF DECEMBER 31, 2004 AND 2005 AND FOR THE
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005

TECHNORIENT LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Technorient Limited

We have audited the accompanying consolidated balance sheets of Technorient Limited (a Hong Kong Limited Liability Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, statements of changes in shareholders' equity, and statements of cash flows for the years ended December 31, 2005, 2004, and 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Technorient Limited as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years ended December 31, 2005, 2004, and 2003, in conformity with accounting principles generally accepted in the United States of America.

Clancy and Co., P.L.L.C.
Scottsdale, Arizona

July 26, 2006, except for note 13 which is dated as of September 5, 2006

TECHNORIENT LIMITED

CONSOLIDATED BALANCE SHEETS DECEMBER 31 (Expressed in US dollars)

	2005	2004
	$	$
ASSETS
Current assets
Cash and cash equivalents	452,754	1,078,333
Trade receivables, net of allowance	5,395,163	2,929,822
Bills receivable	-	498,541
Other current assets	3,538,184	1,736,307
Inventories	5,058,778	4,205,725
Amount due from ultimate holding company	289,551	-
Amount due from immediate holding company	604	-
Amount due from an associate	543,143	168,912
Total current assets	15,278,177	10,617,640

Property, plant and equipment, net	2,063,044	271,480

Other assets
Investment in an associate	982,594	865,609
Deferred taxation	812,903	807,692
Total other assets	1,795,497	1,673,301

TOTAL ASSETS	19,136,718	12,562,421

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	3,160,771	433,524
Bills payable	358,795	676,385
Trade payables	145,630	85,419
Other current liabilities	10,684,108	8,293,839
Amounts due to fellow subsidiaries	242,284	16,907
Total current liabilities	14,591,588	9,506,074

Long-term liabilities
Amount due to shareholders	-	16,415
Total long-term liabilities	-	16,415

Total liabilities	14,591,588	9,522,489

Commitments and Contingencies

Shareholders' equity
Common stock
Authorized: 500,000 common shares, par value $12.82 per share
Issued and outstanding: 461,687 shares	5,919,064	5,919,064
Additional paid-in capital	2,440,633	2,440,633
Accumulated other comprehensive income	46,176	-
Accumulated deficit	(3,860,743)	(5,319,765)
Total shareholders' equity	4,545,130	3,039,932

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	19,136,718	12,562,421

The accompanying notes are an integral part of these consolidated financial statements.

TECHNORIENT LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS (Expressed in US dollars)

Years ended December 31:	2005	2004	2003
	$	$
Sales:
New and used vehicles	44,503,564	36,273,043	25,216,028
Parts and service	4,205,914	4,059,012	3,866,674
Net sales	48,709,478	40,332,055	29,082,702

Cost of sales:
New and used vehicles	38,850,881	32,025,425	22,979,365
Parts and service	1,520,810	1,186,676	1,159,956
Total cost of sales	(40,371,691)	(33,212,101)	(24,139,321)

Gross profit:
New and used vehicles	5,652,683	4,247,618	2,236,663
Parts and service	2,685,104	2,872,336	2,706,718
Total gross profit	8,337,787	7,119,954	4,943,381

Selling and marketing expenses	(452,024)	(892,503)	(931,178)
General and administrative expenses	(6,393,130)	(5,397,589)	(5,327,851)

Operating earnings (loss)	1,492,633	829,862	(1,315,648)

Other income (expense)
Interest expense	(191,286)	(232,868)	(277,142)
Share of result of an associate	93,647	(35,084)	-
Other income	64,028	113,357	54,309
Total other income (expense)	(33,611)	(154,595)	(222,833)

Earnings before income taxes	1,459,022	675,267	(1,538,481)

Benefit (provision) for income taxes	-	807,692	852

Net earnings (loss)	1,459,022	1,482,959	(1,537,629)

Basic and diluted earnings (loss) per share	3.16	3.73	(5.88)

Weighted average number of common shares outstanding
Basic and diluted	461,687	397,206	261,687

The accompanying notes are an integral part of these consolidated financial statements.

TECHNORIENT LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004 AND 2005 (Expressed in US dollars)

					Accumulated
			Additional		other
	Common stock		paid-in	Accumulated	comprehensive
	Shares	Amount	capital	deficit	income	Total

Balance at December 31, 2002	261,687	$3,354,961	$2,440,633	$(5,265,095)	$-	$530,499

Net loss	-	-	-	(1,537,629)	-	(1,537,629)

Balance at December 31, 2003	261,687	3,354,961	2,440,633	(6,802,724)	-	(1,007,130)

Issuance of common stock	200,000	2,564,103	-	-	-	2,564,103

Net earnings	-	-	-	1,482,959	-	1,482,959

Balance at December 31, 2004	461,687	5,919,064	2,440,633	(5,319,765)	-	3,039,932

Comprehensive income:
Net earnings	-	-	-	1,459,022	-	1,459,022
Translation adjustments	-	-	-	-	46,176	46,176
						1,505,198

Balance at December 31, 2005	461,687	$5,919,064	$2,440,633	$(3,860,743)	46,176	$4,545,130

The accompanying notes are an integral part of these consolidated financial statements.

TECHNORIENT LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS (Expressed in US dollars)

	2005	2004	2003
	$	$	$

Cash flows from operating activities:
Net earnings (loss)	1,459,022	1,482,959	(1,537,629)
Adjustment to reconcile net earnings (loss) to net cash used in operating activities
Depreciation expense	231,541	164,357	191,336
(Gain)/loss on disposal of property, plant and equipment	(7,319)	10,147	-
Provision for doubtful accounts	(42,386)	(12,201)	191,690
Provision for inventory write-offs	(64,102)	(37,617)	62,040
Equity earnings of associate	(93,647)	35,084	-
Change in income / deferred taxes	-	(807,692)	-
Other non-cash items	17,627	-	-
Changes in operating assets and liabilities:
Trade receivables	(2,422,955)	(1,543,010)	(826,697)
Bill receivables	498,541	(431,794)	(66,746)
Other current assets	(1,801,877)	88,247	(236,979)
Inventories	(788,951)	1,488,989	(1,416,583)
Taxes receivable	-	49,548	-
Trade payables	60,211	(894,671)	821,345
Other liabilities	2,390,269	3,632,849	744,636
Net cash (used in) provided by operating activities	(564,026)	3,225,195	(2,073,587)

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,074,095)	(64,749)	(109,376)
Proceeds from disposal of property, plant and equipment	58,309	22,282	-
(Advances to)/repayments from fellow subsidiaries / related parties	(64,778)	(460,673)	774,395
(Repayments to) / advances from shareholders / director	(16,415)	(369,952)	191,274
Investment in an associate	-	(900,691)	-
Advances to an associate company	(374,231)	(168,912)	-
Net cash (used in) provided by investing activities	(2,471,210)	(1,942,695)	856,293

Cash flows from financing activities:
Increase (decrease) in short-term borrowings and bills payable	2,409,657	(794,970)	1,391,734
Proceeds from issuance of common stock	-	2,052	-
Net cash provided by (used in ) financing activities	2,409,657	(792,918)	1,391,734

Net (decrease)/increase in cash and cash equivalents	(625,579)	489,582	174,440

Cash and cash equivalents, beginning of the period	1,078,333	588,751	414,311

Cash and cash equivalents, end of the period	452,754	1,078,333	588,751

Cash paid for:
Interest	191,286	232,868	277,142
Income taxes	-	-	-

Supplemental non-cash investing and financing activities:
Common stock issued in exchange for related party advances	-	2,562,051	-

The accompanying notes are an integral part of these consolidated financial statements.

TECHNORIENT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005 AND 2004 AND FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

NOTE 1. CORPORATE INFORMATION AND PRINCIPAL ACTIVITIES

Technorient Limited (the “Company”) is a private limited liability company incorporated in Hong Kong. Its immediate holding company is Corich Enterprises Inc., a company incorporated in the British Virgin Islands. Its ultimate holding company is Wo Kee Hong (Holdings) Limited (“WKH”), a company incorporated in Bermuda and its shares are listed on the Main Board of The Stock Exchange of Hong Kong Limited.

The Company is an investment holding company. Through its subsidiaries, the Company offers a diversified range of automotive products and services including sales of new and used vehicles, vehicle maintenance and repair services, and sales of vehicle parts. The Company’s operations are located primarily located in Hong Kong.

NOTE 2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America.

Principle of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries. All intercompany transactions and balances are eliminated on consolidation.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, trade receivables and payables, bills receivable and payable, other current assets, other current liabilities, and short-term bank borrowings, the carrying amounts approximate fair values due to their short maturities.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. For purpose of the cash flow statement, cash and cash equivalents comprise cash on hand, time deposits, and cash equivalents with a maturity of three months or less from the date of investment.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Management makes its best estimate of the outcome for these items based on historical trends and other information available when the financial statements are prepared.  Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Significant estimates made by the Company in the accompanying consolidated financial statements include allowances for doubtful accounts, provision for inventory write-offs, and for accruals related to the estimated tax liabilities. Actual results could differ from those estimates.

Revenue Recognition

Revenue consists of sales of new and used vehicles, sales of parts, and services rendered for vehicle maintenance and repair. Revenues from the following components are recognized as follows:

(i)	Sales of new and used vehicles are recognized when a sales contract has been executed, the vehicle has been delivered and the title has passed.

(ii)	Sales of parts are recognized when the parts have been delivered and the title has passed.

(iii)	Vehicle and maintenance repair income is recognized when services are fully rendered.

Shipping and Handling Costs

Shipping and handling costs mainly comprise the air freight and sea freight charges, the freight forwarding services charges and other relevant surcharges, and are classified as general and operating expenses. It is charged to the statement of operations in the period in which the corresponding shipment arrived to the final destination. Total shipping and handling costs for 2005, 2004 and 2003 were $683,940, $620,162 and $400,236, respectively.

Trade Receivables and Allowance for Doubtful Accounts

In regards to the Company’s allowance for doubtful accounts, we periodically record a provision for doubtful accounts based on management’s judgment resulting from an evaluation of the collectibility of accounts receivable by assessing, among other factors, our customer’s willingness or ability to pay, repayment history, general economic conditions, and the ongoing relationship with our customers. The total amount of this provision is determined by first identifying the receivables of customers that are considered to be a higher credit risk based on their current overdue accounts, difficulties in collecting from these customers in the past and their overall financial condition. For each of these customers, our Company estimates the extent to which the customer will be able to meet its financial obligations, and we record an allowance that reduces our trade receivable for that customer to the amount that is reasonably believed will be collected. Additional allowances may be required in the future if the financial condition of our customers or general economic conditions deteriorate, thereby reducing net earnings. The allowance for doubtful accounts at December 31, 2005 and 2004 were $70,161 and $189,681, respectively.

Valuation of Inventories

Inventories consist primarily of new and used vehicles held for sale, and the parts and accessories. The new and used vehicles are valued using the specific identification method and the value of the parts and accessories are valued at the lower of cost (first-in, first-out) or net realizable value. Management reviews an aging analysis at each balance sheet date and a write-down of potentially obsolete or slow-moving inventory is recorded based on management’s analysis of inventory levels and our assessment of estimated obsolescence based primarily upon current market conditions and upon assumptions about future demand and market conditions. Further write-down of the value may be required in the future if there is rapid technological and structural change in the industry.

In December 2004, the FASB issued SFAS 151, “Inventory Costs”, SFAS 151 requires abnormal amounts of inventory costs related to idle facility, freight, handling and wasted materials to be recognized as current period expenses. SFAS 151 is effective for fiscal years beginning after June 15, 2005 and did not have any significant impact on the Company’s consolidated financial statements.

Property, Plant and Equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses. Expenditures for major additions and improvements are capitalized and any minor replacements, maintenance and repairs are charged to the expense as incurred. The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the assets and is recognized in the consolidated statement of operations in the period the transaction takes place. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. The estimated useful lives of the assets are:

Leasehold improvements	5 years
Plant and machinery	5 years
Furniture, fixtures and office equipment	5 years
Motor vehicles	4 years

Depreciation charged to the expense during the year ended December 31, 2005, 2004 and 2003 was $231,541, $164,357 and $191,336, respectively.

Interest in an Associate

Associates are all entities in which the Group has significant influence, but not control with, a shareholding of between 20% to 50% of the voting rights. The results and assets and liabilities of associates are incorporated in these consolidated financial statements using the equity method of accounting. Under the equity method, investments in associates are carried in the consolidated balance sheet at cost as adjusted for post-acquisition changes in the Group’s share of the profit or loss and of changes in equity of the associate, less any identified impairment loss. When the Group’s share of losses of an associate equals or exceeds its interest in that associate, the Group discontinues recognizing its share of further losses. An additional share of losses is provided for and a liability is recognized only to the extent that the Group has incurred legal or constructive obligation or made payments on behalf of that associate. Any profits or losses resulting from transactions between the Group and the associate are eliminated to the extent of the Group’s interest in the relevant associate.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. The functional currency (the currency of the primary economic environment in which the entity operates) of the Company is in Hong Kong Dollars (“HKD”). Transactions in other currencies are recorded in HKD at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are measured in HKD at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in the consolidated statements of operations as a component of current period earnings. Translation adjustments are recognized as a separate component of shareholders’ equity.

Impairment of Long-Lived Assets

Our Company reviews our long-lived assets at least annually for potential impairment based on a review of projected undiscounted cash flows associated with these assets. Long-lived assets are included in impairment evaluations when events and circumstances exist that indicate the carrying amount of these assets may not be recoverable. Measurement of impairment losses for long-lived assets that our Company expects to hold and use is based on the estimated fair value of the assets. Therefore, future changes in our strategy and other changes in our operations could impact the projected future operating results that are inherent in estimates of fair value, resulting in impairments in the future. Additionally, other changes in the estimates and assumptions, including the discount rate and expected long-term growth rate, which drive the valuation techniques employed to estimate the fair value of long-lived assets could change and, therefore, impact the assessments of impairment in the future.

Advertising and Marketing

The Company expenses the cost of advertising and marketing as incurred or when such advertising and marketing events initially takes place, net of earned manufacturer credits and other discounts. Advertising expenses for 2005, 2004 and 2003 were $452,024, $892,503 and $931,178, respectively.

Concentration of Supplier Credit Risk

Our Company relies on supplies from numerous vendors. For the years ended December 31, 2005, 2004, and 2003, the Company had two vendors that each accounted for more than 10% of total supply purchases for the periods. If the vendors terminate its relationship with our Company or if our Company’s supply from the vendors is interrupted or terminated for any reason, we may not have sufficient time to replace the supply of products from the remaining vendors. Any such interruption would negatively impact our ability to sell and distribute our products. However, the suppliers’ concentration of credit risk does not pose any effect to the concentration of credit risk with respect to trade payables as the Company made the purchases through letters of credit.

Concentration of Credit Risk due to Geographic Location

Our Company’s business, assets and operations is currently focused on the sale of new and used vehicles in Hong Kong, and accordingly, is affected to a significant degree by any economic, political and legal developments in Hong Kong.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Earnings Per Share

Basic earnings per share (“EPS”) is based on the weighted average number of shares of common stock outstanding for the period. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net earnings (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS is calculated by dividing net earnings by the weighted average number of common shares outstanding and other dilutive securities, for which there were none for all periods presented. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

Income Taxes

The Company and its subsidiaries are not subject to U.S. income tax, but Hong Kong profits tax. The Company accounts for income taxes under the provision of Statement of Financial Accounting Standards (“SFAS” No.  109), “Accounting for Income Taxes,” whereby deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect  taxable income. Valuation allowances are established when necessary; to reduce deferred income tax assets to the amount expected to be realized.

Segment Reporting

The Company determines and classifies its operating segments in accordance with SFAS No. 131 "Disclosures About Segments Of An Enterprise And Related Information." The Company identifies and classifies its operating segments based on the nature of the products and services with similar economic characteristics. The Company's reportable segments are operating units which represent the operations of the Company's significant business operations, that being sales of new and used vehicles, sales of parts, and provision of vehicle and maintenance repair services. The operating results for each operating unit have been presented on the consolidated statement of operations.

Warranty Claims, Purchase Discounts, Rebates or Sales Discounts and Returns

The motor vehicles and parts the Company sells have limited warranty policy provided by the manufacturers. The warranty is limited in terms of number of parts and services covered by the warranty policy and the duration of the warranty period. The Company does not offer any purchase discount or rebate due to the unique brand of the motor vehicle the Company sells. Sales discount are charged to the statement of operations in the period which the sales discount is incurred. The Company bears the cost of any returns of the spare parts that are not covered by the manufacturer. These costs are charged to the statement of operations in the period which the returns are incurred.

Recent Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") has issued the following recent accounting pronouncements, none of which are expected to have a significant affect on the financial statements:

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 123-R, Share-Based Payment ("SFAS 123(R)"). SFAS 123(R) replaces SFAS 123, Accounting For Stock-Based Compensation, and supersedes APB Opinion 25, Accounting for Stock Issued to Employees. SFAS 123(R) requires, among other things, that all share-based payments to employees, including grants of stock options, be measured based on their grant-date fair value and recognized as expense. The Company adopted the fair value recognition provisions of SFAS 123 (R) effective January 1, 2006. The adoption had no impact to the Company's consolidated financial position, results of operations or cash flows.

On June 7, 2005, the FASB issued Statement 154, Accounting Changes and Error Corrections, a Replacement of APB Opinion 20 and FASB Statement 3, ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company adopted SFAS 154 on January 1, 2006. The adoption had no impact to the Company's consolidated financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS 155, Accounting For Certain Hybrid Financial Instruments - an Amendment of FASB Statements 133 and 140, ("SFAS 155"). SFAS will be effective for the Company beginning January 1, 2007. The statement permits interests in hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation, to be accounted for as a single financial instrument at fair value, with changes in fair value recognized in earnings. This election is permitted on an instrument-by-instrument basis for all hybrid financial instruments held, obtained, or issued as of the adoption date. The adoption of this statement is not expected to have any impact to the Company.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force ("EITF")), the American Institute of Certified Public Accountants ("AICPA"), and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 3. OTHER CURRENT ASSETS

The other current assets by major categories at December 31 are summarized as follows:

	2005	2004
	$	$
Deposits	356,032	312,617
Prepayments	593,754	38,418
Other receivables	2,588,398	1,385,272
	3,538,184	1,736,307

Prepayments during 2005 included approximately $330,000 in relation to the establishment of a dealership in the People’s Republic of China (the “PRC”).The dealership will engage in the importation and distribution of the motor vehicles in certain geographical location in the PRC.

NOTE 4. INVENTORY

Inventories by major categories at December 31 are summarized as follows:

	2005	2004
	$	$
New vehicles	2,000,349	2,904,128
Used vehicles	1,894,274	238,205
Parts, accessories and other	1,164,155	1,063,392
	5,058,778	4,205,725

Vehicles of approximately $378,000 were pledged to secure the stocking loan outstanding as of December 31, 2005. (See Note 8)

NOTE 5. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, at December 31 are summarized as follows:

	2005	2004
	$	$
Leasehold improvements	2,188,902	945,575
Plant and machinery	856,004	565,171
Furniture, fixtures and office equipment	1,152,502	815,820
Motor vehicles	111,932	89,435
Total	4,309,340	2,416,001
Less: accumulated depreciation	(2,246,296)	(2,144,521)
	2,063,044	271,480

NOTE 6. INVESTMENT IN AN ASSOCIATE

Investment in an associate at December 31, 2005 was $982,594 (2004: $865,609).

In 2004, a subsidiary of the Company entered into a strategic alliance with Ferrari S.p.A. (“Ferrari”) and Poly Technologies, Inc. (“Poly Technologies”), a subsidiary of Poly Group, to set up an Equity Joint Venture (“EJV”) company, Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd, in Mainland China. The EJV is the sole importer of “Ferrari” and “Maserati” cars in China, responsible for the import, marketing, dealer sales, spare parts and accessories supply, and after-sale technical supports for these unique global brands. The Company, Ferrari and Poly Technologies own 30%, 40% and 30% respectively in the EJV. The registered capital of the EJV was US$3 million and was contributed by the partners to the EJV in proportion to their respective equity interest. In August 2004, the EJV was formally set up, with the business license issued by the relevant PRC authority.

On December 30, 2005, a subsidiary of the Company and Ferrari entered into the Equity Interest Transfer Agreement relating to the transfer of 29% equity interest in the EJV, for a consideration of US$870,000. As at the date of issuance of these financial statements, the disposal has yet to be approved by the relevant authorities in the PRC and the disposal has not become effective.

NOTE 7. INCOME TAXES

Deferred taxation recognized represents foreign unused tax loss carryforwards from prior years. The unused tax loss carry forwards have unlimited useful lives under the local regulation at where the unused tax losses were derived. As of December 31, 2005, unused tax loss carryforwards from prior years were approximately US$6.281 million (2004: US$7.547 million). The Company has provided a valuation allowance for 2005 of approximately US$1.636 million (2004: US$2.932 million) on those foreign net operating loss carryforwards which it does not expect to utilize.

Net deferred tax asset at December 31 consists of the following:

	2005	2004
	$	$
Deferred tax asset and liabilities:
Loss carryforwards	1,099,203	1,320,801
Gross deferred tax asset	1,099,203	1,320,801
Valuation allowance	(286,300)	(513,109)
Net deferred tax asset	812,903	807,692

Gross deferred tax assets at December 31, 2005 and 2004 were reduced by valuation allowances of $286,300 and $513,109, respectively. The total valuation allowance between periods decreased by $226,809 and was attributable to the net operating losses.

Hong Kong Profits Tax is calculated at 17.5% of the estimated assessable profit arising in Hong Kong for the year. No provision of income tax has been provided for the years ended December 31, 2005 and 2004, as the Company has unused tax loss carry forwards from prior years, which have been used to offset assessable profits incurred during the years.

The components of the provision for income taxes from continuing operations for the years ended December 31 are as follows:

	2005	2004	2003
	$	$	$
Current tax:
Provision of Hong Kong profits tax for the year	-	-	852
Deferred tax:
Loss carryforwards	812,903	807,692	-
Benefit (provision) for income taxes	812,903	807,692	852

The benefit (provision) for income taxes for those periods presented can be reconciled to the earnings before taxation per the consolidated income statement as follows:

	%	2005	%	2004	%	2003
Earnings before income taxes		1,459,022		675,267		(1,538,481)

Tax at Hong Kong profits tax rate	(17.5)	(255,329)	(17.5)	(118,172)	(17.5)	269,234

Tax effect of non-taxable profits	0.6	8,939	2.9	19,787	-	1,055

Tax effect of non-deductible expenses	(0.2)	(3,441)	(8.1)	(54,910)	-	(270)

Tax effect of share of results of an associate	1.1	16,388	(0.9)	(6,139)		-

Tax effect of temporary difference not recognized	6.8	98,677	(1.1)	(7,706)	(6.7)	102,973

Tax effect of estimated tax losses carried forward being utilised during the year	9.2	134,766	26.2	177,340		-

Tax effect of tax loss not yet recognised	-	-	(1.5)	(10,200)	24.2	(372,992)

Tax effect of unrecognized tax loss as deferred tax assets	-	-	119.6	807,692		-

Overprovision in prior years	-	-	-	-	-	852

Benefit (provision) for income taxes at the Company’s effective tax rate	-	-	119.6	807,692	-	852

NOTE 8. SHORT-TERM BORROWINGS

The Company's short-term borrowings at December 31consist of the following:

	2005	2004
	$	$
Bank borrowings	2,858,319	433,524
Stocking loan	302,452	-
	3,160,771	433,524

Vehicles of approximately $378,000 were pledged to secure the stocking loan outstanding as of December 31, 2005.

The bank borrowings, which are mainly used to finance the purchase of vehicles, are secured by pledge of certain fellow subsidiaries’ properties and are interest-bearing. The interest rates are generally based on the bank's best lending rate plus a certain percentage and the credit lines are normally subject to periodic review. The range of effective interest rates (which are also equal to contracted interest rates) on the Company’s borrowings is from 6% to 9% per annum.

NOTE 9. OTHER CURRENT LIABILITIES

Other current liabilities by major categories at December 31 are summarized as follows:

	2005	2004
	$	$
Accruals	325,003	291,735
Deposits received	7,706,805	7,080,825
Other payables	2,652,300	921,279
	10,684,108	8,293,839

The deposits received mainly represent the amounts received from customers in relation to the purchase of new vehicles. The Customer is required to make a deposit when a sales contract is executed between the customer and the Company and the amount of deposit being made is in accordance to the terms and conditions of the sales contract.

NOTE 10. SHAREHOLDER’S EQUITY

The authorized capital of the Company is 500,000 shares of HKD100 par value each, or HKD50,000,000.

On April 28, 2004, the Company issued 200,000 shares of common stock at par value for cash payment totalling $2,052, capitalization of amount due to a director totalling $1,358,824 and offset of amount due to a fellow subsidiary of $1,203,227.

NOTE 11. COMMITMENTS AND CONTINGENT LIABILITIES

Litigation, Claims and Assessments

From time to time the Company may be involved in various disputes and litigation matters arising in the normal course of business. It is the Company's belief that the resolution of these matters will not have a material adverse effect on its financial position or results of operations, however, management cannot provide assurance that damages that result in a material adverse effect on its financial position or results of operations will not be imposed in these matters. The Company accounts for contingent liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated.

Operating Lease Commitments

The Company leases its dealership facilities, service center facilities and office space under non-cancellable operating leases. Minimum future rental payments required under non-cancellable operating leases in effect as of December 31, 2005 are as follows:

2006	$1,053,015
2007	916,769
2008	71,267
$2,041,051

Rent expense for the years ended December 31, 2005, 2004 and 2003 amounted to $1,015,579, $627,658 and $881,887, respectively.

NOTE 12. RELATED PARTY BALANCES AND TRANSACTIONS

The following is a summary of significant transactions among certain related parties and the Company during the years ended December 31:

		2005	2004	2003
	Note	$	$	$
Sales to:
- Director of the Company and the ultimate holding company	(a)	-	115,385	635,587
- Ultimate holding company	(a)	-	15,596	100,992
- Fellow subsidiaries/related companies	(a)	254,118	120,490	-
- Associate	(a)	672,328	959,947	-

Purchases from:
- Ultimate holding company	(a)	-	-	83,333
- Fellow subsidiaries/related companies	(a)	464,263	-	4,755
- Associate	(a)	662,869	-	-

Interest received from/(paid to):
- Fellow subsidiaries/related companies	(b)	51,742	(60,146)	(130,256)

Management fee paid to:
- Ultimate holding company	(c)	307,692	153,846	153,846

Rental fee:
- Fellow subsidiaries/related companies	(c)	-	6,831	-

Service fee:
- Associate	(c)	529,232	88,556	-

Amount due from/(to) fellow subsidiaries:
- Dongguan Changxing Refrigeration Equipment Company Limited	(d)	-	-
- Shinwa Asia Pacific Company Limited	(d)	-	(9,002)
- Stoneycroft Estates Limited	(d)	-	(6,831)
- Wo Kee Hong Limited	(d)	(242,138)	-
- Wo Kee Advertising Company Limited	(d)	(21)	(11)
- Wo Kee Hong Finance Limited	(d)	-	-
- Wo Kee Hong Services Limited	(d)	(125)	(1,064)

Amount due from/(to) ultimate holding company
- Wo Kee Hong (Holdings) Limited	(e)	289,551	-

Amount due from/(to) immediate holding company
- Corich Enterprise Limited	(d)	604	-

Amount due from/(to) an associate
- Ferrari Maserati Cars International Trading (Shanghai) Co. Ltd	(d)	543,143	168,912

Notes:

(a)	The transactions were carried out at market price or, where no market price was available, at cost plus a percentage profit mark-up.

(b)	The loan advance from a fellow subsidiary is unsecured, bears interest at 8% per annum and repayable on demand.

(c)	The transactions were carried out at terms agreed between both parties.

(d)	The amounts due are unsecured, interest free and repayable on demand.

(e)	The amount due is unsecured, bears interest and repayable on demand.

NOTE 13. SIGNIFICANT SUBSEQUENT EVENTS (UNAUDITED)

On July 15, 2006, an amended Share Exchange Agreement (the "Amended Share Agreement") was entered into by Xact Aid, Inc., a Nevada corporation (“Xact”); Fred De Luca, a director of Xact (“De Luca”); Corich Enterprises Inc., a British Virgin Islands corporation (“Corich”); Herbert Adamczyk (“Mr. Adamczyk; Mr. Adamczyk and Corich are hereinafter collectively referred to as the “Sellers”); and the Company (Xact, De Luca, the Sellers and the Company are hereinafter collectively referred to as the “Parties”). The Amended Share Agreement replaced in its entirety and superseded the Share Agreement entered into by the Parties dated June 9, 2006. Pursuant to the terms of the Amended Share Agreement, Xact shall acquire from the Sellers 49% of the outstanding capital stock of the Company in consideration of Xact issuing to the Sellers and Orient Financial Services Limited ("OFS") 972,728 shares of Series A Convertible Preferred Stock (the "Preferred Shares") which will be convertible into 89,689,881 shares of Xact's common stock (the "Issuance"), representing 53.5% of the outstanding Common Stock of Xact on a fully diluted basis, taking into account the Issuance. After giving effect to the Issuance and assuming full conversion of the Preferred Shares, there will be approximately 167,668,375 shares issued and outstanding of the Xact's common stock.

The transaction closed on September 5, 2006. Pursuant to the Amended Share Agreement, Xact has issued an aggregate of 972,728 Preference Shares, as to 727,273 Preference Shares to Corich, as to 167,273 Preference Shares to Mr. Adamczyk and as to 78,182 Preference Shares to OFS.

[End of financial statements.]

TECHNORIENT LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2006 AND FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2006

 TECHNORIENT LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(Expressed in US dollars)

$
ASSETS
Current assets:
Cash and cash equivalents	208,356
Trade receivables, net of allowance of $18,808	2,232,827
Inventories	8,617,615
Amount due from ultimate holding company	2,765,404
Amounts due from fellow subsidiaries	27,248
Other current assets	3,425,081
Total current assets	17,276,531

Property, plant and equipment, net	2,454,087

Investment in an associate	1,000,421
Deferred tax asset - non-current	812,903

TOTAL ASSETS	21,543,942

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	3,349,941
Other current liabilities	12,580,848
Total current liabilities	15,930,789

Other long-term liabilities	153,764

Total liabilities	16,084,553

Minority interests	18,912

Commitments and Contingencies

Shareholders' equity
Common stock
Authorized: 500,000 common shares, par value $12.82 per share
Issued and outstanding: 461,687 shares	5,919,064
Additional paid-in capital	2,440,633
Accumulated other comprehensive income	65,786
Accumulated deficits	(2,985,006)
Total shareholders' equity	5,440,477

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	21,543,942

The accompanying notes are an integral part of these condensed consolidated financial statements.

TECHNORIENT LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in US dollars)

	Nine months ended September 30		Three months ended September 30
	2006	2005	2006	2005
	$	$	$	$
Sales:
New and used vehicles	35,859,615	25,666,064	13,327,113	8,000,002
Parts and services	3,715,532	2,887,890	1,347,905	1,053,029
Net sales	39,575,147	28,553,954	14,675,018	9,053,031

Cost of sales:
New and used vehicles	30,863,133	22,733,762	11,455,667	6,852,238
Parts and services	1,160,336	1,027,159	373,758	367,909
Total cost of sales	(32,023,469)	(23,760,921)	(11,829,425)	(7,220,147)

Gross profit:
New and used vehicles	4,996,482	2,932,302	1,871,446	1,147,764
Parts and services	2,555,196	1,860,731	974,147	685,120
Total gross profit	7,551,678	4,793,033	2,845,593	1,832,884

Selling, general and administrative expenses	(6,587,732)	(4,644,806)	(2,415,932)	(1,775,131)

Operating earnings	963,946	148,227	429,661	57,753

Other (expenses)/income	(100,282)	85,403	(80,078)	97,815

Earnings before income taxes	863,664	233,630	349,583	155,568

Provision (benefit) for income taxes	-	-	-	-

Net earnings	863,664	233,630	349,583	155,568

Basic and diluted earnings per share	1.87	0.51	0.76	0.34

Weighted average number of common shares outstanding
Basic and diluted	461,687	461,687	461,687	461,687

The accompanying notes are an integral part of these condensed consolidated financial statements.

TECHNORIENT LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in US dollars)

	Nine months ended September 30
	2006	2005
	$	$
Net cash provided by/(used in) operating activities	1,871,013	(27,674)
Net cash used in investing activities	(3,400,062)	(1,972,822)
Net cash provided by financing activities	1,284,651	1,464,889
Net decrease in cash and cash equivalents	(244,398)	(535,607)
Cash and cash equivalents, beginning of the period	452,754	1,078,333
Cash and cash equivalents, end of the period	208,356	542,726
Cash paid for:
Interest	291,913	110,306
Income taxes	-	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

TECHNORIENT LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE INTERIM PERIOD AS OF SEPTEMBER 30, 2006 AND
THE NINE MONTHS ENDED SEPTEMBER 30, 2006

NOTE 1. BACKGROUND AND BASIS OF PRESENTATION

Background

Technorient Limited (the “Company”) is a private limited liability company incorporated in Hong Kong. Its immediate holding company is Xact Aid, Inc., a. company incorporated in the State of Nevada, the United States. Its ultimate holding company is Wo Kee Hong (Holdings) Limited (“WKH”), a company incorporated in Bermuda and its shares are listed on the Main Board of The Stock Exchange of Hong Kong Limited.

The Company is an investment holding company. Through its subsidiaries, the Company offers a diversified range of automotive products and services including sales of new and used vehicles, vehicle maintenance and repair services, and sales of vehicle parts. The Company’s operations are located primarily located in Hong Kong.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Technorient have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all information and disclosures necessary for a presentation of the Company’s financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States.

The accompanying condensed consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of Technorient and its subsidiaries. All significant intercompany transactions and balances have been eliminated. The reporting currency of the Company is the U.S. dollar. The functional currency (the currency of the primary economic environment in which the entity operates) of the Company is in Hong Kong Dollars (“HKD”). Transactions in other currencies are recorded in HKD at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are measured in HKD at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in the consolidated statements of operations as a component of current period earnings. Translation adjustments are recognized as a separate component of shareholders’ equity.

In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results may differ from these estimates. The results of operations for the period ended September 30, 2006 are not necessarily indicative of the operating results that may be expected for the entire year ending December 31, 2006. The interim financial statements should be read in conjunction with the Company’s annual financial statements included elsewhere in this filing.

NOTE 2. RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements 133 and 140, (“SFAS 155”). SFAS will be effective for the Company beginning January 1, 2007. The statement permits interests in hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation, to be accounted for as a single financial instrument at fair value, with changes in fair value recognized in earnings. This election is permitted on an instrument-by-instrument basis for all hybrid financial instruments held, obtained, or issued as of the adoption date. The Company does not expect there to be any significant impact of adopting this standard on its consolidated financial position, cash flows and results of operations.

In June 2006, the FASB issued Interpretation 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company does not expect there to be any significant impact of adopting FIN 48 on its consolidated financial position, cash flows and results of operations.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (“SFAS 157”), which provides guidance about how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by us beginning in the first quarter of 2008. The Company does not expect there to be any significant impact of adopting this standard on its consolidated financial position, cash flows and results of operations.

In September 2006, the SEC staff issued Staff Accounting Bulletin (“SAB”) 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 was issued to eliminate the diversity of practice in how public companies quantify misstatements of financial statements, including misstatements that were not material to prior years’ financial statements. The Company will apply the provisions of SAB 108 to its annual financial statements for the year ending December 31, 2006. The Company has evaluated the potential impact of SAB 108 and does not believe the impact of the application of this guidance will be material to its consolidated financial position, cash flows and results of operations.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force (“EITF”)), the American Institute of Certified Public Accountants (“AICPA”), and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 3. CONCENTRATION OF RISK

Concentration of Supplier Credit Risk

Our Company relies on supplies from numerous vendors. For the nine months ended September 30, 2006 and 2005, the Company had two vendors that each accounted for more than 10% of total supply purchases for the periods. If the vendors terminate its relationship with our Company or if our Company’s supply from the vendors is interrupted or terminated for any reason, we may not have sufficient time to replace the supply of products from the remaining vendors. Any such interruption would negatively impact our ability to sell and distribute our products. However, the suppliers’ concentration of credit risk does not pose any effect to the concentration of credit risk with respect to trade payables as the Company made the purchases through letters of credit.

Concentration of Credit Risk due to Geographic Location

Our Company’s business, assets and operations is currently focused on the sale of new and used vehicles in Hong Kong and is currently expanding its operations to People Republic of China (“PRC”), and accordingly, is affected to a significant degree by any economic, political and legal developments in Hong Kong and PRC.

NOTE 4. EARNINGS PER SHARE

Basic earnings per share is computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period. Diluted net earnings per share is computed by dividing net earnings by the weighted average number of shares of common stock and common stock equivalents, such as options and warrants, outstanding during the period. There were no common stock equivalents outstanding as of September 30, 2006. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

NOTE 5. INVENTORY

Inventories by major categories at September 30, 2006 are summarized as follows:

$
New vehicles	3,803,372
Used vehicles	3,316,087
Parts, accessories and other	1,498,156
8,617,615

Vehicles of approximately $1,244,793 were pledged to secure the stocking loan outstanding as of September 30, 2006 (See Note 10)

NOTE 6. OTHER CURRENT ASSETS

The other current assets by major categories at September 30 are summarized as follows:

Deposits	348,129
Prepayments	671,359
Other receivables	1,988,945
Amount due from an intermediate holding company	27,066
Amount due from an associate	389,582
$3,425,081

Prepayments at September 30, 2006 included approximately $584,700 in relation to legal and professional services.

NOTE 7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, at September 30 are summarized as follows:

Leasehold improvements	2,529,677
Plant and machinery	1,196,183
Furniture, fixtures and office equipment	858,324
Motor vehicles	508,346
Total	5,092,530
Less: accumulated depreciation	(2,638,443)
$2,454,087

Depreciation charged to the expense during the nine months ended September 30, 2006 and 2005 were $391,973 and $106,875, respectively.

NOTE 8. INVESTMENT IN AN ASSOCIATE

Investment in an associate at September 30, 2006 was $1,000,421.

In 2004, a subsidiary of the Company entered into a strategic alliance with Ferrari S.p.A. (“Ferrari”) and Poly Technologies, Inc. (“Poly Technologies”), a subsidiary of Poly Group, to set up an Equity Joint Venture (“EJV”) company, Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd, in Mainland China. The EJV is the sole importer of “Ferrari” and “Maserati” cars in China, responsible for the import, marketing, dealer sales, spare parts and accessories supply, and after-sale technical supports for these unique global brands. The Company, Ferrari and Poly Technologies own 30%, 40% and 30% respectively in the EJV. The registered capital of the EJV was US$3 million and was contributed by the partners to the EJV in proportion to their respective equity interest. In August 2004, the EJV was formally set up, with the business license issued by the relevant PRC authority.

On December 30, 2005, a subsidiary of the Company and Ferrari entered into the Equity Interest Transfer Agreement relating to the transfer of 29% equity interest in the EJV, for a consideration of US$870,000. As of September 30, 2006, the disposal has yet to be approved by the relevant authorities in the PRC and the disposal has not become effective.

NOTE 9. INCOME TAXES

Deferred taxation recognized represents foreign unused tax loss carryforwards from prior years. The unused tax loss carry forwards have unlimited useful lives under the local regulation at where the unused tax losses were derived. As of September 30, 2006, unused tax loss carryforwards from prior years were approximately US$6.281 million.

Net deferred tax asset at September 30, 2006 consists of the following:

$
Deferred tax asset and liabilities:
Loss carryforwards	1,099,203
Gross deferred tax asset	1,099,203
Valuation allowance	(286,300)
Net deferred tax asset	812,903

Hong Kong Profits Tax is calculated at 17.5% of the estimated assessable profit arising in Hong Kong for the period. No provision of income tax has been provided for the nine months ended September 30, 2006 as the Company has unused tax loss carry forwards from prior years.

NOTE 10. SHORT-TERM BORROWINGS

The Company's short-term borrowings at September 30, 2006 consist of the following:

$
Bank borrowings	2,433,296
Stocking loan	916,645
3,349,941

Vehicles of approximately $1,244,793 were pledged to secure the stocking loan outstanding as of September 30, 2006.

The bank borrowings, which are mainly used to finance the purchase of vehicles, are secured by pledge of certain fellow subsidiaries’ properties and are interest-bearing. The interest rates are generally based on the bank's best lending rate plus a certain percentage and the credit lines are normally subject to periodic review. The range of effective interest rates (which are also equal to contracted interest rates) on the Company’s borrowings is from 8.5% to 9.25% per annum.

NOTE 11. OTHER CURRENT LIABILITIES

Other current liabilities by major categories at September 30 are summarized as follows:

$
Trade payables	382,783
Accruals	1,292,803
Deposits received	9,117,281
Other payables	1,786,742
Amounts due to fellow subsidiaries	1,239
12,580,848

The deposits received mainly represent the amounts received from customers in relation to the purchase of new vehicles. The Customer is required to make a deposit when a sales contract is executed between the customer and the Company and the amount of deposit being made is in accordance to the terms and conditions of the sales contract.

NOTE 12. COMMITMENTS AND CONTINGENT LIABILITIES

Litigation, Claims and Assessments

From time to time the Company may be involved in various disputes and litigation matters arising in the normal course of business. It is the Company's belief that the resolution of these matters will not have a material adverse effect on its financial position or results of operations, however, management cannot provide assurance that damages that result in a material adverse effect on its financial position or results of operations will not be imposed in these matters. The Company accounts for contingent liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated.

Operating Lease Commitments

The Company leases its dealership facilities, service center facilities and office space under non-cancellable operating leases in Hong Kong and PRC. Minimum future rental payments required under non-cancellable operating leases in effect as of September 30, 2006 are as follows:

2006	$272,080
2007	972,790
2008	74,129
$1,318,999
Rent expense for the nine months ended September 30, 2006 amounted to $847,592 (2005: $618,592).

NOTE 13. RELATED PARTY BALANCES AND TRANSACTIONS

The following is a summary of significant transactions among certain related parties and the Company during the nine months ended September 30, 2006 and 2005, and the significant balances among certain related parties and the Company at September 30, 2006 and 2005:

		2006	2005
	Note	$
Consolidated Income Statements:
Sales to:
- Ultimate holding company	(a)	166,158	-
- Fellow subsidiaries	(a)	-	253,846
- Associate	(a)	-	574,169

Purchases from:
- Fellow subsidiaries	(a)	-	119,231
- Associate	(a)	1,044,820	-

Interest received from:
- Fellow subsidiaries	(b)	19,783	49,050

Management fee paid to:
- Ultimate holding company	(c)	232,258	426,597

Consolidated Balance Sheet:
Amounts due from fellow subsidiaries:
- Wo Kee Hong Limited	(d)	27,248

Amounts due to fellow subsidiaries:
- Shinwa Asia Pacific Company Limited	(d)	-
- Stoneycroft Estates Limited	(d)	(14)
- Wo Kee Advertising Limited	(d)	-
- Wo Kee Hong Limited	(d)	-
- Wo Kee Services Limited	(d)	(1,225)
		(1,239)

Amount due from/(to) ultimate holding company
- Wo Kee Hong (Holdings) Limited	(d)	2,765,404

Amount due from an intermediate holding company
- Corich Enterprise Inc.	(d)	27,066

Amount due from an associate
- Ferrari Maserati Cars International Trading (Shanghai) Co. Ltd	(d)	389,582

Notes:

(a)	The transactions were carried out at market price or, where no market price was available, at cost plus a percentage profit mark-up.

(b)	The loan advance to a fellow subsidiary is unsecured, bears interest at 9.25% per annum and repayable on demand.

(c)	The transactions were carried out at terms agreed between both parties.

(d)	The amounts due are unsecured, interest free and repayable on demand.

[End of financial statements.]

NOTES TO THE PROFORMA FINANCIAL STATEMENTS

Basis of Combination - Pro Forma

On September 5, 2006, XACT Aid Inc., a Nevada Corporation, (the “Company” or “Xact”) acquired 49% of Technorient Limited, a Hong Kong Corporation, (“Technorient”) through a reverse merger, with the result that the stockholders of Technorient became the beneficial owners of approximately 49% of our stock after the conversion of the preferred shares of the Company. The transaction was completed pursuant to a share exchange agreement and was determined through arms-length negotiations between the Company and Technorient.

The share exchange resulted in a change of control whereby, in connection with the share exchange, the Company issued an aggregate of 972,728 shares of the Series A Preferred stock in exchange for 49% of the issued and outstanding shares of Technorient, (ii) 561,245 shares of Series A Preferred Stock for consulting services to be provided to Technorient after the Exchange, and (iii) an aggregate of 21,629,337 shares of common stock in connection with certain debt conversions. As a result, after giving effect to the exchange, the debt conversions, the issuance of the consulting shares and the share cancellations, as of the Exchange, the total issued and outstanding shares of the Company’s common stock assuming conversion of the Series A Preferred Stock was 167,668,375 shares.

Immediately subsequent to the acquisition, our business operations for the Company ceased and our operations now represent those of Technorient, which is physically located in Hong Kong. The transaction resulted in the management of Technorient having control of the financing and operating decisions of the combined enterprise after the transaction. The transaction was accounted for as a reverse acquisition, whereby Technorient is assumed to be the accounting acquirer.

Technorient has a fiscal year end of December 31 and Xact has a fiscal year end of June 30. The Company’s year end will be changed to December 31. The accompanying combined financial statements present on a pro forma basis the combined balance sheet and the statement of combined operations of Technorient and Xact. Proforma adjustments for the balance sheet were computed assuming the acquisition was consummated as of the balance sheet date. Proforma adjustments for the statements of operations were computed as if the acquisition had taken place at the beginning of the fiscal year and interim period present.

The pro forma combined financial statements are derived from historical financial statements, which have been adjusted on a pro forma basis for certain transactions and assumptions (pro forma adjustments) discussed below. The pro forma combined financial statements of the Company and Technorient as of and for the year ended June 30, 2006 and December 31, 2005, respectively, are not necessarily indicative of the financial position or actual operating results that would have occurred had the acquisition taken place on January 1, 2005, or of future operations of the combined companies.

In the opinion of management, all adjustments considered necessary for fair presentation of the pro forma combined financial statements have been included. The pro forma adjustments do not reflect any operating efficiencies or cost savings which management believes are achievable with respect to the combined companies through eliminating duplicative functions and realigning business practices.

The pro forma balance sheet adjustment was recorded to eliminate the common stock of Technorient and the accumulated deficits of the Company against the additional paid-in capital. The preferred stocks of the Company issued in relation to the share exchange were already reflected in the shareholders’ equity as those preferred stocks were issued by the Company prior to September 30, 2006.

Technorient’s operating results reported on the pro forma statement of operations includes its results of operations for the twelve-month period ended December 31, 2005 and the current interim period for the nine months ended September 30, 2006. The Company’s operating results reported on the pro forma statement of operations includes its results of operation for the twelve-month period ended June 30, 2006 and the current interim period for the three months ended September 30, 2006. The pro forma statement of operations adjustment to eliminate the Company’s interest expenses of $526,343 and $51,791 for the year ended June 30, 2006 and three months ended September 30, 2006, respectively, as a result of the retirement of the Company’s convertible notes payable and note payable being outstanding at September 30, 2006 in which the interest expenses were associated with. The retirement of the Company’s convertible notes payable and note payable were in pursuant to the Amended Share Exchange Agreement.

The following is the pro forma balance sheet gives effect to the transaction as if it occurred at that date. The pro forma statements of income give effect to the transaction as is if it occurred at the beginning of the earliest period presented. The adjustments reflect only those items directly attributable to the transaction and that are factually supportable.

PRO FORMA UNAUDITED CONDENSED BALANCE SHEET

	(Unaudited)	(Unaudited)				(Unaudited)
	Technorient Limited and subsidiaries	Xact Aid, Inc.	Pro forma adjustments			Adjusted Pro Forma
	At September 30, 2006	At September 30, 2006				At September 30, 2006
	US$	US$	US$			US$
ASSETS
Current assets:
Cash and cash equivalents	208,356	1,272				209,628
Trade receivables, net of allowance of $18,808	2,232,827	-				2,232,827
Inventories	8,617,615	-				8,617,615
Amount due from ultimate holding company	2,765,404	-				2,765,404
Amounts due from fellow subsidiaries	27,248	-				27,248
Other current assets	3,425,081	-				3,425,081
Total current assets	17,276,531	1,272				17,277,803

Property, plant and equipment, net	2,454,087	-				2,454,087

Investments in associate	1,000,421	-				1,000,421
Investment in subsidiaries	-	2,557,024	(2,557,024)	(a	)	-
Deferred tax assets - noncurrent	812,903	-				812,903

TOTAL ASSETS	21,543,942	2,558,296				21,545,214

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	3,349,941	-				3,349,941
Other current liabilities	12,580,848	9,617				12,590,465
Total current liabilities	15,930,789	9,617				15,940,406

Other long-term liabilities	153,764	-				153,764

Total liabilities	16,084,553	9,617				16,094,170

Minority interests	18,912	-	2,774,643			2,793,555

Commitments and Contingencies

Shareholders' equity
Common stock	5,919,064	26,261	(5,919,064)	(a	)	26,261
Preferred stock	-	1,534				1,534
Additional paid-in capital	2,440,633	5,946,020	(2,391,113)	(a	)	5,995,540
Accumulated other comprehensive income	65,786	-				65,786
Accumulated deficits	(2,985,006)	(3,425,136)	2,978,510	(a	)	(3,431,632)
Total shareholders’ equity	5,440,477	2,548,679				2,657,489

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	21,543,942	2,558,296				21,545,214

PRO FORMA UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Technorient Limited and subsidiaries	Xact Aid, Inc.	Pro forma adjustment			Adjusted pro forma
	Nine months ended September 30, 2006	Three months ended September 30, 2006
	US$	US$				US$

Sales	39,575,147	-				39,575,147

Cost of sales	(32,023,469)	-				(32,023,469)

Gross profit	7,551,678	-				7,551,678

Selling, marketing, general and administrative expenses	(6,587,732)	(10,347)				(6,598,079)

Operating earnings (loss)	963,946	(10,347)				953,599

Interest expenses	(291,913)	(51,791)	51,791	(b	)	(291,913)
Other income	184,599	9,000				193,599
Share of results of an associate	7,032	-				7,032
Earnings before minority interest and income taxes	863,664	(53,138)				862,317
Minority interest	(446,626)			(c	)	(446,626)
Provision (benefit) for income taxes	-	-				-
Net Earnings	417,038	(53,138)				415,691

Earnings/(loss) per shares
Basic	.90	(0.01)				0.19
Diluted	.90	-				0.00

Weighted average number of common stock outstanding
Basic	461,687	10,743,618				2,203,257
Diluted	461,687	N/A				143,642,420

PRO FORMA UNAUDITED STATEMENTS OF OPERATION

	Technorient Limited and subsidiaries	Xact Aid, Inc.	Pro forma adjustment			Adjusted pro forma
	Year ended December 31, 2005 (audited)	Year ended June 30, 2006 (audited)
	US$	US$				US$

Sales	48,709,478	-				48,709,478

Cost of sales	(40,371,691)	-				(40,371,691)

Gross profit	8,337,787	-				8,337,787

General and administrative expenses	(6,393,130)	(440,732)				(6,833,862)

Selling and marketing expenses	(452,024)	-				(452,024)

Other expenses	-	(950,576)				(950,576)

Operating earnings	1,492,633	(1,391,308)				101,325

Interest expenses	(191,286)	(526,343)	526,343	(b	)	(191,286)
Other income	64,028	12,694				76,722
Share of results of an associate	93,647	-				93,647
Earnings before minority interest and income taxes	1,459,022	(1,904,957)				80,408
Minority interest	(744,101)	-		(c	)	(744,101)
Provision (benefit) for income taxes	-	-				-
Net Earnings	714,921	(1,904,957)				(663,693)

Earnings/(loss) per shares
Basic	3.16	(0.15)				(0.05)

Diluted	3.16	N/A				0.00

Weighted average number of common stock outstanding
Basic	461,687	12,558,178				-

Diluted	461,687	N/A		(d	)	153,997,391

Pro forma adjustments:

a) Reflect the elimination of investment in Technorient by Xact and the retirement of the common stock and the accumulated deficits of Technorient and Xact, respectively.

b) Reflect the cancellation of the interest expenses as the underlying financial instruments of such interest expenses are supposed to be retired in accordance to the Amended Share Exchange Agreement, which Xact will issue shares to a mean of compensation to the holder of those financial instruments.

c) Reflect minority interest of Technorient.

d) Reflect the conversion of 1,533,973 preferred stocks of Xact into 141,439,213 common stock of the Xact at a conversion ratio of 92.2045 at the beginning of the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of November, 2006.

	By:	/s/ Joseph Tik Tung Wong
Joseph Tik Tung Wong Chief Financial Officer